UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 31, 2017)

Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516

(address of principal executive offices) (zip code)

___________(203) 220-2296________________

(registrant’s telephone number, including area code)

_________________________________________________

(former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On December 7, 2017 the registrant, Drone USA, Inc. (“Drone USA”), received a payment of $79,000, net of an original issue discount of $5,800 and certain fees of $20,200, under the terms of a Securities Purchase Agreement dated November 21, 2017, with EMA Financial, LLC (“EMA Financial”) under which Drone USA issued to EMA Financial a convertible note (the “EMA Note”) in the principal amount of $105,000 that bears interest of 10% per annum. The EMA Note has a maturity date of 12 months. On or about December 8, 2017, Drone USA entered into a Securities Purchase Agreement (“SPA”) with Morningview Financial, LLC (“Morningview”) and issued a 12% fixed convertible promissory note to Morningview under the terms of the SPA. A number of terms included in the SPA and the note issued to Morningview were more favorable than the terms granted to EMA Financial under the its Securities Purchase Agreement and the EMA Note. Accordingly, on December 31, 2017, EMA Financial notified Drone USA under section 4(m) of the EMA Securities Purchase Agreement that the EMA Note was automatically amended by increasing (i) the annual interest rate to 12% percent and (ii) the Original Issue Discount to $9,450.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Drone USA, Inc.

Date: January 5, 2018	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO